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                                                                   Exhibit 10.13

                           MGIC INVESTMENT CORPORATION
       OTHER COMPENSATION AGREEMENTS WITH EXECUTIVE OFFICERS AND DIRECTORS

The following agreements, which are not evidenced by any formal instruments, have been entered into with the Company by the persons referred to below. These agreements were previously reported in the Company's Current Report on Form 8-K filed on January 31, 2006.

Agreements Relating to Compensation of Senior Management

On January 25, 2006, the Management Development, Nominating and Governance Committee (the "Committee") of the Company's Board of Directors approved the following new base salaries for the following executive officers: Curt S. Culver, Chairman and Chief Executive Officer -- $800,000; Patrick Sinks, President and Chief Operating Officer -- $465,000; J. Michael Lauer, Chief Financial Officer -- $410,000; Lawrence J. Pierzchalski, Executive Vice President - Risk Management of Mortgage Guaranty Insurance Corporation, the Company's principal subsidiary -- $400,000; and Jeffrey H. Lane, General Counsel -- $340,000. The new base salaries are effective March 27, 2006, other than for Mr. Sinks, whose new base salary is effective January 30, 2006.

The Committee also approved cash bonuses for these officers based on performance for the year ended December 31, 2005 as follows: Mr. Culver -- $1,275,661; Mr. Sinks -- $465,013; Mr. Lauer - $481,564; Mr. Pierzchalski -- $502,365; and Mr.
Lane -- $386,048. These executive officers will participate in the Company's bonus framework for 2006, which is the same as the bonus framework for 2005 filed as Exhibit 1 to the Company's Current Report on Form 8-K dated May 17, 2005.

Agreements Relating to Compensation of Directors

On January 26, 2006, the Company's Board of Directors increased the annual retainer for non-Chair members of the Audit Committee of the Board from $32,000 to $37,000.